UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SYPR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On January 19, 2024, director John F. Brinkley provided notice of his retirement from the Board of Directors of Sypris Solutions, Inc. (the “Company”), effective as of January 31, 2024. Mr. Brinkley currently serves as a member of the Board of Directors’ Compensation Committee and as the Chairman of the Nominating and Governance Committee. Mr. Brinkley noted that upon the recent occurrence of his 86th birthday and the commencement of the new fiscal year, it was an appropriate time to step down. Mr. Brinkley mentioned further that his decision to retire prior to completing his term as a Class I director was not related to any disagreement or dispute with the Company.

In his role as a director, Mr. Brinkley has provided invaluable strategic advice and guidance to the Company during his tenure with the Company through his extensive knowledge of strategic planning and management in the automotive sector, executive leadership experience and his continuing guidance for many of the Company’s leadership and operations team members.

The Company and the Board are grateful to Mr. Brinkley for his valuable contributions and his 19 years of service, which have had an immense impact and a positive influence on the organization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2024	Sypris Solutions, Inc.

	By:	/s/ Richard L. Davis
Richard L. Davis
Vice President, Chief Financial Officer and Assistant Secretary